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Exhibit 10.26

        THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS: (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; OR (2) A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

WARRANT TO PURCHASE COMMON SHARES OF
CLEAN ENERGY FUELS CORP.

        This certifies that Boone Pickens or his assigns (the "Holder"), for value received, is entitled to purchase from Clean Energy Fuels Corp., a Delaware corporation (the "Company"), having a place of business at 3020 Old Ranch Parkway, Suite 200, Seal Beach, CA 90740, 15,000,000 fully paid and nonassessable shares of common stock, $.0001 par value per share, of the Company (the "Shares") at the Warrant Price (defined below) at any time beginning on the date of this Warrant and ending on 5:00 p.m. (Pacific time) on December 28, 2011 (the "Exercise Period").

        1.     Exercise; Issuance of Certificates; Payment for Shares.    This Warrant may be exercised by Holder, in whole or in part, and on one or more occasions, by written notice to the Company at any time within the Exercise Period and by payment to the Company by wire transfer (in accordance with the wire transfer instructions) of the aggregate Warrant Price for the number of Shares designated by Holder (but not more than the number of Shares for which this Warrant then remains subject and unexercised).

        2.     Shares to be Fully Paid; Reservation of Shares.    The Company covenants and agrees as follows:

                2.1    All Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                2.2    During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of this Warrant a sufficient number of Shares to provide for the exercise of this Warrant.

                2.3    The Company will take all actions necessary to assure that the Shares issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the shares of the Company may then be listed.

                2.4    The Company will not take any action that would result in an adjustment of the Warrant Price if the total number of Shares issuable after such action upon exercise of this Warrant, together with all Shares then outstanding and all Shares then issuable upon exercise of all rights, options or warrants (other than this Warrant) and upon conversion of all securities convertible into or exchangeable for shares of common stock of the Company, would exceed the total number of Shares then authorized by the Company's certificate of incorporation.

        3.     Warrant Price.

                3.1    Initial Warrant Price; Subsequent Adjustment of Price and Number of Purchasable Shares.    The initial Warrant Price ("Initial Warrant Price") will be $10.00 per Share, and will be adjusted from time to time as provided below. The Initial Warrant Price or, if such price has been adjusted, the price per Share as last adjusted pursuant to the terms hereof, is referred to as the "Warrant Price" herein. Upon each adjustment of the Warrant Price, Holder will thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Price in effect immediately before such adjustment by the number of Shares purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Warrant Price resulting from such adjustment.

                3.2    Subdivision or Combination of Shares.    If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                3.3    Reclassification.    If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted.

                3.4    Adjustments for Dividends in Stock or Other Securities or Property.    If while this Warrant, or any portion hereof, remains outstanding and unexpired, Holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that Holder would hold on the date of such exercise had it been Holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available to it as aforesaid during such period, giving effect to all adjustments called for during such period.

                3.5    Reorganization, Reclassification, Consolidation, Merger or Sale.    If any capital reorganization or reclassification of the Shares of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company's assets to another corporation will be effected in such a way that Holders of Shares will be entitled to receive Shares, securities or assets with respect to or in exchange for Shares, then, upon exercise of this Warrant, Holder will thereafter have the right to receive such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant. If a purchase, tender or exchange offer is made to and accepted by Holders of more than 50% of the outstanding Shares of the Company, the Company will not effect any consolidation, merger or sale with the Person, as defined below, making such offer or with any Affiliate, as defined below, of such Person, unless, before the consummation of such consolidation, merger or sale, Holder of this Warrant is given at least ten (10) business days notice prior to the scheduled closing date (the "Closing Date") of such transaction (which notice shall specify the material terms of such transaction and the proposed Closing Date). In the event Holder elects to exercise this Warrant or any portion thereof following such notice and such consolidation, merger or sale is not consummated within ten (10) days of the proposed Closing Date (or any subsequent proposed Closing Date), then Holder may rescind its exercise of this Warrant by providing written notice thereof to the Company, the Company shall take all actions consistent therewith (including without limitation the immediate return of the Warrant Price paid with respect to such rescinded exercise) and this Warrant shall continue in full force and effect. As used in this paragraph, the term "Person" includes an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization and a government or any department or agency thereof, and an "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person will be deemed to control a corporation or other business entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                3.6    Notice of Adjustment.    Upon any adjustment of the Warrant Price, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to Holder at Holder's address as shown on the books of the Company, which notice will state (i) the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (ii) whether, after giving effect to such adjustment, the maximum number of Shares issuable upon the exercise of this Warrant will constitute more than 5% of the total number of the then issued and outstanding Shares (including in such total number the maximum number of Shares issuable upon the exercise of this Warrant).

                3.7    Other Notices.    If at any time:

                        3.7.1    the Company declares a cash dividend on its Shares payable at a rate in excess of the rate of the last cash dividend theretofore paid;

                        3.7.2    the Company declares a dividend on its Shares payable in Shares or pays a special-dividend or other distribution (other than regular cash dividends) to Holders of its Shares;

                        3.7.3    the Company offers for subscription to Holders of any of its Shares additional Shares of any class or other rights;

                        3.7.4    there is a reorganization, reclassification, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

                        3.7.5    there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company will give, as provided in paragraph 13 below, to Holder's address as shown on the books of the Company, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same will take place. Any notice required by clause (i) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which Holder will be entitled thereto, and any notice required by (ii) will also specify the anticipated date on which Holder will be entitled to exchange its Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

        4.     Listing.    If any Shares required to be reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the filing of a Registration Statement under the Securities Act of 1933, as then in effect (the "Securities Act"), or any similar law then in effect), or listing on any securities exchange, before such Shares may be issued upon such exercise, the Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause such Shares to be duly registered or approved or listed on the relevant securities exchange, as the case may be.

        5.     Closing of Books.    The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

        6.     Definition of Shares.    As used in this Warrant the term "Shares" includes the Company's authorized common stock, $.0001 par value per share, as constituted on the date hereof and also includes any shares of any class of stock or other equity securities of the Company thereafter authorized which will not be limited to a fixed sum or percentage of par value in respect of the rights of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that, except as provided in paragraph 3.5, the Shares purchasable pursuant to this Warrant will include only Shares designated as "common shares" of the Company or, in the case of any reclassification of the outstanding Shares, the Shares, securities or assets provided for in paragraph 3.5.

        7.     No Voting Rights.    This Warrant will not entitle Holder to any voting rights or other rights as a stockholder of the Company.

        8.     Warrant Not Transferable.    This Warrant is not transferable without the prior written consent of the Company, except for a Permitted Transfer. "Permitted Transfer" shall mean: (i) in the case of any Holder who is an individual (an "Individual Holder"), (A) pursuant to applicable laws of descent and distribution, or (B) among such Individual Holder's Family Group; (ii) in the case of any Holder, among its Affiliates; or (iii) among the Holders, if more than one (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this Section 8 shall continue to be applicable to this Warrant after any such Transfer; and provided, further, that the transferees of this Warrant shall have agreed in writing to be bound by the provisions of this Agreement. For purposes of this Agreement, "Family Group" means an Individual Holder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Individual Holder and/or the Individual Holder's spouse and/or descendants. An "Affiliate" of the Holder means any other person, directly or indirectly controlling, controlled by or under common control with the Holder and any partner, shareholder or member in a Holder or related entity.

        9.     Mutilation or Loss of Warrant.    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

        10.   Taxes.    The Company shall not be required to pay any tax or taxes attributable to the issuance of this Warrant or of the Shares.

        11.   No Limitation on Corporate Action.    No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certification of incorporation, reorganize, consolidate or merge with or into another entity, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

        12.   Transfer to Comply with the Securities Act.    This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act"), or qualified under applicable state securities laws and has been issued to Holder for investment and not with a view to the distribution of either the Warrant or the Shares. Neither this Warrant nor any of the Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and qualification under applicable state securities laws relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act and qualification is not required under applicable state securities laws. Each certificate for the Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

        13.   Notices.    All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed, postage prepaid, certified mail, return receipt requested, to the following address (or at such other address for a party as shall be specified by like notice):

  (i)
  if to the Company, to:

    Clean Energy Fuels Corp.
    3020 Old Ranch Parkway, Suite 200
    Seal Beach, California 90740
    Telephone: (562) 493-2804
    Facsimile: (562) 546-0097
    Attention: Chief Executive Officer

  (ii)
  if to Holder, to:

    Boone Pickens
    c/o BP Capital
    8117 Preston Road, Suite 260
    Dallas, Texas 75225
    Telephone: (214) 265-4165
    Facsimile: (214) 750-9773

        14.   Supplements and Amendments; Whole Agreement.    This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and Holder. This Warrant contains the full understanding of the Company and Holder with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

        15.   Governing Law.    This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to its conflicts of laws rules.

        16.   Descriptive Headings.    Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        17.   No Fractional Shares.    No fractional Shares shall be issued upon exercise of this Warrant. In lieu of any fractional Shares to which Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the per share fair value of one share of Common Stock on the date of exercise, as determined by the Board of Directors of the Company in the reasonable exercise of their discretion.

        18.   Waivers Strictly Construed.    With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

        19.   Severability.    The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, as of December 28, 2006.

CLEAN ENERGY FUELS CORP.
By	/s/ Rick Wheeler
Rick Wheeler Chief Financial Officer

NOTICE OF EXERCISE OF WARRANT

        The "Holder" designated below, subject to the conditions set forth in that certain Warrant to Purchase Common Shares of Clean Energy Fuels Corp., dated as of December 28, 2006 (the "Warrant"), hereby elects to exercise the right, represented by the Warrant, to purchase                                    shares of the Common Stock of Clean Energy Fuels Corp. (the "Company") and tenders herewith payment as follows:

        AGGREGATE WARRANT PRICE: $                                       (Payment shall be made by wire transfer in accordance with the wire transfer instructions provided to Holder.)

Please deliver the stock certificate to:

Holder hereby represents and warrants to the Company as follows:

  1.    Holder has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock of the Company.

  2.    Holder understands that it is purchasing the shares of Common Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

  3.    Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

Dated:		, 200
"Holder"

By:

A-1

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  Exhibit 10.26
WARRANT TO PURCHASE COMMON SHARES OF CLEAN ENERGY FUELS CORP.
NOTICE OF EXERCISE OF WARRANT